UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

October 29, 2008 (October 24, 2008)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 24, 2008 Kevin Kennedy notified JDS Uniphase Corporation (the “Company”) of his resignation as Chief Executive Officer and President of the Company, effective as of December 31, 2008. Mr. Kennedy will continue to serve as a member of the Board of Directors (the “Board”) of the Company and will become Vice Chairman of the Board following the effective date of his resignation as Chief Executive Officer and President of the Company.

On October 28, 2008 the Company and David Gudmundson agreed that, effective October 28, 2008, Mr. Gudmundson’s service as Executive Vice President and President, Optical Communications Products Group will cease and he will assume the new role of Vice President, Senior Advisor, Optical Technologies.

(e) On October 28, 2008 the Company and Mr. Gudmundson entered into an agreement (the “Gudmundson Agreement”), pursuant to which, effective November 9, 2008, Mr. Gudmundson’s base salary will be changed to $200,000. Thereafter on January 4, 2009, Mr. Gudmundson’s base salary will be $100,000. In addition, Mr. Gudmundson’s target incentive opportunity under the Company’s incentive plan (the “Plan”) will be 35% of his base salary beginning with the second half of fiscal year 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.22	Agreement for David Gudmundson executed October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ David Vellequette
David Vellequette Executive Vice President and Chief Financial Officer

October 29, 2008